Exhibit 5.1

[LETTERHEAD OF POWELL GOLDSTEIN LLP]

November 6, 2007

Echo Healthcare Acquisition Corp.

Suite 1070

8000 Towers Crescent Drive

Vienna, VA 22182

Re: Form S-4 Registration Statement, SEC File No. 333-144889 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Echo Healthcare Acquisition Corp. (the “Company”), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of up to 17,941,180 shares of common stock, par value $0.0001, of the Company (the “Echo Common Stock”) issuable in connection with the proposed merger (the “Merger”) of PetDRx Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into XLNT Veterinary Care, Inc., a Delaware corporation (“XLNT”), pursuant to the Second Amended and Restated Agreement and Plan of Merger dated October 23, 2007 (the “Merger Agreement”), by and among the Company, Merger Sub and XLNT. This opinion is rendered pursuant to Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

We have examined the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, records of proceedings of the Board of Directors, the Merger Agreement, the Registration Statement and other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

In rendering the opinion expressed below, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents that we examined, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, telefaxed, electronic or photostatic copies, and the authenticity of the originals of those latter documents.

In connection with the opinion expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any Echo Common Stock pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) all relevant corporate actions heretofore taken by the Company remain in full force and effect, (iii) the Merger has been approved by the requisite vote of the stockholders of the Company and XLNT, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to issue and deliver the Echo Common Stock or the validity of the Echo Common Stock.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the Merger Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing examination and the assumptions and qualifications set forth herein, we are of the opinion that, if and when the Echo Common Stock is issued and delivered by the Company in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement, the Echo Common Stock will be validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware, and applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws. We do not express any opinion herein concerning any other laws, and no opinion may be implied or inferred beyond the opinion expressly stated.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Proxy Statement/Prospectus constituting a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Powell Goldstein LLP